Exhibit 99.1

Ultratech Announces Second Quarter 2016 Results

2Q 2016 Revenue of $48.9 million, up 8% sequentially

2Q 2016 GAAP Net Income of $2.6 million, up 326% sequentially

SAN JOSE, Calif.--(BUSINESS WIRE)--July 21, 2016--Ultratech, Inc. (Nasdaq: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended July 2, 2016.

For the second quarter of fiscal 2016, Ultratech reported net sales of $48.9 million as compared to $45.9 million during the second quarter of fiscal 2015.

On a GAAP basis, Ultratech's net income for the second quarter of fiscal 2016 was $2.6 million, or $0.10 per share, as compared to net income of $1.5 million, or $0.06 per share, for the same quarter last year.

On a non-GAAP basis, Ultratech's net income for the second quarter of fiscal 2016 was $6.3 million, or $0.23 per share, as compared to net income of $5.8 million, or $0.21 per share, for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Second quarter revenue growth was driven by strong demand for our laser spike annealing, advanced packaging, and inspection product lines. We continue to benefit from positive trends related to the extension of the 28-nm node and the expansion of fan-out packaging technologies to manufacture semiconductor chips. With order momentum and positive leverage in our model, we remain well-positioned to take advantage of the current up-cycle in our industry and anticipate strong growth in the second half of 2016.”

At July 2, 2016, Ultratech had $260.6 million in cash, cash equivalents and short-term investments. Working capital was $326.2 million and stockholders' equity was $13.06 per share based on 26,765,322 total shares outstanding as of July 2, 2016.

Recent Business Highlights

  In June and July, Ultratech continued to supply LSA101 systems to major foundries for 28-nm and 40-nm production, with two announcements of follow-on orders.
  Ultratech’s proprietary LXA nanosecond melt laser annealing technology was highlighted for record achievement of enabling the world's lowest contact resistivity for FinFETs in an R&D environment.
  Also in June, Ultratech announced receipt of a multiple-system, follow-on order from a leading semiconductor manufacturer for its advanced packaging AP300 lithography systems to be utilized for high-volume, fan-out wafer-level packaging (FOWLP) applications used to manufacture leading-edge chips.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time today. To listen to the call, dial 888-523-1225 (toll free) or 719-325-2362 (international) 10 minutes prior to the start time. The passcode is 7517246. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 888-203-1112 and entering access code 7517246.

Non-GAAP Financial Measures

Ultratech prepares its financial statements in accordance with generally accepted accounting principles (GAAP) for the United States and supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the company. Ultratech’s presentation of non-GAAP net income is defined as GAAP net income excluding the impact of share-based compensation, restructuring, amortization of purchased intangible assets and non-recurring legal expenses. Management believes the presentation of this non-GAAP measure provides useful information to both management and investors by enhancing the overall understanding of Ultratech’s core operating performance and enabling the comparison of Ultratech’s results of operations to its historical results operations as well as to the results of operations of its competitors. Ultratech believes excluding share-based compensation enhances the ability of management and investors to evaluate its performance without reference to this expense and to provide an alternate measure for comparing Ultratech’s performance historically and to its competitors. Further, management believes presenting a non-GAAP financial measure that excludes restructuring, amortization of purchased intangible assets and non-recurring legal expenses provides management and investors an alternate measure to evaluate Ultratech’s performance without reference to charges that it does not believe are reflective of its core operating performance or ongoing operations. A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss).” Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “may,” “remains,” “thinks,” “intends,” “believes,” “estimates,” “provides,” “demonstrates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors' products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEKF)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	Jul 2,	Jul 4,	Jul 2,	Jul 4,
(In thousands, except per share amounts)	2016	2015	2016	2015
Total net sales*	$48,924	$45,921	$94,134	$87,807
Cost of sales:
Cost of products sold	23,084	21,546	47,263	41,151
Cost of services	2,924	2,904	5,788	6,153
Total cost of sales	26,008	24,450	53,051	47,304
Gross profit	22,916	21,471	41,083	40,503
Operating expenses:
Research, development and engineering	9,175	7,993	17,410	16,417
Selling, general, and administrative	11,144	12,015	22,458	24,058
Operating income	2,597	1,463	1,215	28
Interest expense	(11)	(20)	(29)	(51)
Interest and other (expense) income, net	58	48	231	187

Income before income taxes	2,644	1,491	1,417	164
Provision (benefit) for income taxes	34	(48)	(39)	312

Net income (loss)	$2,610	$1,539	$1,456	$(148)
Earnings per share - basic:
Net income (loss)	$0.10	$0.06	$0.05	$(0.01)
Number of shares used in per share calculations - basic	26,959	27,780	26,908	27,799
Earnings per share - diluted:
Net income (loss)	$0.10	$0.06	$0.05	$(0.01)
Number of shares used in per share calculations - diluted	27,193	27,980	27,136	27,799

* Systems sales	$40,810	$37,080	$79,302	$69,269
Parts sales	5,316	5,079	9,082	10,911
Service sales	2,598	3,562	5,350	7,327
License sales	200	200	400	300
Total sales	$48,924	$45,921	$94,134	$87,807

ULTRATECH, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	Jul 2,	Jul 4,	Jul 2,	Jul 4,
(In thousands, except per share amounts)	2016	2015	2016	2015
GAAP net income (loss)	$2,610	$1,539	$1,456	$(148)
Share-based compensation	3,001	3,849	6,450	8,210
Amortization of purchased intangible assets	417	428	835	856
Nonrecurring legal expenses	307	-	307	-
Non-GAAP net income	$6,335	$5,816	$9,048	$8,918
Earnings per share - diluted:
As reported	$0.10	$0.06	$0.05	$(0.01)
Add back: per share impact of Non-GAAP adjustments	$0.13	$0.15	$0.28	$0.32
Non-GAAP per share income	$0.23	$0.21	$0.33	$0.31

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Jul 2,	Dec 31,
(In thousands)	2016	2015*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$260,594	$251,901
Accounts receivable	45,431	28,108
Inventories, net	54,390	65,398
Prepaid expenses and other current assets	2,980	3,862
Total current assets	363,395	349,269

Equipment and leasehold improvements, net	15,054	17,280
Intangibles assets, net	11,453	12,288
Other assets	10,563	10,359

Total assets	$400,465	$389,196

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,100	$5,120
Accounts payable	10,437	12,080
Deferred product and service income	9,448	4,499
Other current liabilities	16,167	12,146
Total current liabilities	37,152	33,845

Other liabilities	13,834	13,474

Stockholders' equity	349,479	341,877

Total liabilities and stockholders' equity	$400,465	$389,196

* The balance sheet as of December 31, 2015 has been derived from the audited financial statements as of that date.

CONTACT:
Ultratech, Inc.
Company Contact:
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com